EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 52-2107911) of USEC Inc. of our report dated June 3, 2005, relating to the financial statements of the USEC Savings Program, which appears in this Form 11-K for the fiscal year ended December 31, 2004.

/s/ Grant Thornton LLP

Baltimore, Maryland
June 3, 2005